Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of February 21, 2018 (“Effective Date”), is entered into by and between General Cannabis Corp., a Colorado corporation (the “Company”), and Joe Hodas, an individual (“Employee”).

WHEREAS, the Company wishes to employ Employee, and Employee wishes to accept such employment, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree as follows:

1.

Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and Employee hereby accepts, employment, effective as of the Effective Date. Employee’s employment with the Company is at-will and not for any specified period and may be terminated by either Employee or the Company at any time, with or without cause.

2.

Position and Duties.

(a)

During Employee’s employment with the Company, Employee shall serve as Chief Operating Officer of the Company and shall have such duties and authority commensurate with the position of Chief Operating Officer and as shall be assigned to him from time to time by the Board of Directors of the Company (the “Board”).

(b)

Employee shall report to the Company’s Chief Executive Officer and Employee shall devote his best efforts, business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as defined below). Employee shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder in good faith and to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s and its Subsidiaries’ general employment policies and practices, as they may be amended from time to time; provided, that when the terms of this Agreement conflict with such general employment policies or practices, this Agreement shall control. So long as Employee is employed by the Company, Employee shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation that materially interfere with Employee’s employment or with his performance hereunder

(c)

For purposes of this Agreement, “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are then, owned by the Company, directly or through one or more Subsidiaries.

3.

Compensation.

(a)

Base Salary. Employee’s base salary shall be $195,000 per annum and shall be subject to increase from time to time in the Board’s sole discretion (the “Base Salary”), which salary shall be paid by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time).

(b)

Annual Bonus.  During Employee’s employment with the Company, Employee shall be eligible to receive an annual discretionary incentive payment based upon the attainment of one or more pre-established performance goals and/or such other criteria as may be established by the Board in its sole discretion.

4.

Employee Benefits.

(a)

Insurance and Employee Programs.  During Employee’s employment with the Company, Employee shall be eligible for all employee benefit programs (including any retirement plan, life insurance, group medical and dental, and short-term and long-term disability policies, plan and programs) established and maintained for the benefit of the Company’s employees of comparable rank and status as Employee, subject to the provisions of such plans and programs.

(b)

Expense Reimbursement.  During Employee’s employment with the Company, the Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, cell phone and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c)

Equity Grants.  Employee shall be granted options to purchase 300,000 shares of the Company’s Common Stock (the “Initial Options”) on the date of this Agreement.  The Initial Options shall have an exercise price equal to the closing price of the Company’s Common Stock on the OTCQB on the date of grant, with one-third of the shares underlying the Initial Options vesting on each yearly anniversary of the date of grant.  The Initial Options shall be granted under the Company’s 2014 Equity Incentive Plan (the “Plan”) and shall be subject to the terms and conditions of the Plan and the applicable stock option agreement for such Initial Options.  The vesting of the Initial Options shall accelerate upon (i) the termination of Employee’s employment by the Company without Cause, or (ii) the occurrence of a Change in Control (as defined in the Plan).

In addition to the Initial Options, during his employment with the Company, Employee shall be entitled to receive an additional option to purchase 25,000 shares of the Company’s Common Stock each fiscal quarter beginning on the second fiscal quarter of 2018. Such additional stock options shall have an exercise price equal to the closing price of the Company’s Common Stock on the OTCQB (or stock exchange) on the date of grant, with the shares underlying such stock options vesting in full on the first yearly anniversary of the date of grant.  Such additional stock options will be granted under the Plan and will be subject to the terms and conditions of the Plan and the applicable stock option agreement for such stock options.

(d)

Paid Time Off.  During Employee’s employment with the Company, Employee shall be entitled to paid vacation and holidays in accordance with the Company’s policy. Notwithstanding any Company policy, at all times Employee will be entitled to not less than four (4) weeks of vacation per calendar year during his employment with the Company.               Employee shall also be entitled to such periods of sick leave as is customarily provided by the Company to its employees of comparable rank and status of Employee.

(e)

Withholding.  All amounts payable to Employee as compensation hereunder shall be subject to all required and customary employment and income withholding obligations by the Company.

5.

Termination of Employment.

(a)

Accrued Obligations.  If Employee’s employment with the Company is terminated, Employee shall be entitled to (A) his accrued but unused vacation, (B) any accrued but unpaid Base Salary through the date of termination, and (C) unreimbursed business expenses that are reimbursable in accordance with Section 4(b).

(b)

Severance Compensation and Benefits.  Employee shall be entitled to receive Severance Compensation (“Severance Compensation”) if terminated by the Company without Cause, except in the case of termination due to death or Disability; provided, that any payment of Severance Compensation shall be conditioned upon Employee executing and delivering to the Company a release in form attached as Exhibit A hereto (the “Release”).

Severance Compensation shall be an amount equal to six (6) months of the annual base salary being paid to Employee at the time of termination. If Employee is entitled to Severance Compensation, the Severance Compensation shall be payable for a period of six (6) months following termination, subject to all required deductions and tax withholdings. The Company will pay the Severance Compensation to Employee on its regularly scheduled payroll dates or, in its discretion, in a lump sum.  Severance Compensation shall also include payment by the Company of COBRA premiums for Employee for a period of six (6) months following Employee’s separation.

In the event a court of competent jurisdiction finds Employee breached the Release or any of the post-employment obligations set out in Sections 6, 7 and 8, Employee shall not be entitled to any Severance Compensation, and Employee shall immediately repay to the Company any and all Severance Compensation received by Employee.

(c)

Termination of Employee Benefits. Except as otherwise expressly provided herein, particularly in Section 5(b) above, Employee shall not be entitled to any other salary, bonuses, employee benefits or compensation from the Company or its Subsidiaries after the termination of Employee’s employment with the Company and all of Employee’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination of Employee’s employment with the Company (other than vested retirement or other benefits accrued on or prior to the termination of Employee’s employment with the Company, including, without limitation, any vested rights under any equity plan of the Company or other amounts owing hereunder as of the date of such termination or expiration that have not yet been paid) shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). All such salary, bonuses, employee benefits or compensation shall be deemed unearned and all conditions for any right to receive such payments shall be deemed unsatisfied.

(d)

Definition of Cause.  For purposes of this Agreement, “Cause” shall be determined by the Board and shall mean with respect to Employee one or more of the following: (i) Employee’s willful breach of his covenants contained in this Agreement, in any material respect, which breach remains substantially uncured for fifteen (15) or more days after Employee’s receipt of written notice from the Company of such breach; (ii) Employee’s willful failure or refusal to perform the duties and responsibilities lawfully required to be performed by Employee under the terms of this Agreement or otherwise reasonably requested by the Company; (iii) Employee’s gross negligence or willful misconduct in the performance of his duties on behalf of the Company or any of its Subsidiaries; (iv) Employee’s willful commission of an act of material dishonesty adversely affecting the Company or any of its

Subsidiaries, or the commission of an act constituting common law fraud or a felony or the commission of any other act or omission involving misappropriation, embezzlement, material dishonesty, or theft with respect to the Company or any of its Subsidiaries; or (v) any willful or intentional act or omission materially aiding or abetting a competitor or supplier of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries.

(e)

Definition of Disability.  For purposes of this Agreement, “Disability” shall mean Employee’s inability to perform his duties and responsibilities, with reasonable accommodation, as provided herein due to physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than one hundred and eighty (180) days in any twelve-month period.

(f)

Employee acknowledges and agrees that the Company has no obligation to pay Employee any severance, except as expressly provided herein.

6.

Confidential Information.

(a)

Employee acknowledges that the continued success of the Company and its Subsidiaries and affiliates, depends upon the use and protection of a large body of confidential, proprietary, and/or trade secret information. All such confidential, proprietary and trade secret information now existing or developed during the term of Employee’s employment hereunder will be referred to in this Agreement as “Confidential Information.” Confidential Information will be interpreted broadly to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s or its Subsidiaries’ business and (ii) not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Employee during the course of his performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries and affiliates, information concerning acquisition opportunities in or reasonably related to the Company’ or its Subsidiaries’ or affiliates’ business or industry of which Employee becomes aware during Employee’s employment with the Company, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during Employee’s course of performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, confidential employee lists and contact information, compensation and incentive structures and strategies, confidential information concerning sales, including volumes, pricing, and margins, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board’s prior written consent, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Employee’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Employee agrees that he shall not disclose any Confidential Information after his employment ends. If requested by the Company in writing, Employee agrees to deliver to the Company at the end of Employee’s employment with the Company, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof and all electronic data residing on any electronic device) relating to the business of the Company or its Subsidiaries or affiliates (including, without limitation, all Confidential Information) that he may then possess or have under his control, provided that Employee may retain copies of Employee’s personnel information, such as performance evaluations, payroll information and the like.

(b)

During Employee’s employment with the Company, Employee shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Employee has an obligation of confidentiality, and shall not bring onto the premises of the Company or its Subsidiaries or affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by the former employer or person. Employee shall use in the performance of his duties only information that is (i) generally known and used by persons with training and experience comparable to Employee’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company or its Subsidiaries or affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Employee has an obligation of confidentiality, approved for such use in writing by such former employer or person. If at any time during employment with the Company or any Subsidiary of the Company, Employee believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Employee may have to former employers or other persons, Employee shall promptly advise the Board so that Employee’s duties can be modified appropriately.

(c)

Employee shall promptly notify the Company of any intended or unintended, unauthorized disclosure or use of any trade secrets or Confidential Information by Employee or any other person or entity of which Employee becomes aware. Employee shall cooperate fully with the Company in the procurement of any protection of the Company’ rights to or in any of the trade secrets or Confidential Information.

(d)

Employee understands that the Company and its Subsidiaries and affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ and affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During Employee’s employment with the Company and thereafter, and without in any way limiting the provisions of Section 6(a) above, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries and affiliates who need to know such information in connection with their work for the Company or such Subsidiaries and affiliates) or use, except in connection with his work for the Company or its Subsidiaries and affiliates, such Third Party Information unless expressly authorized by the Board’s written consent.

(e)

Notwithstanding anything to the contrary contained herein:

(1)

nothing in this Agreement shall prohibit Employee from reporting possible violations of federal or state law or regulation to, or otherwise cooperating with or providing information requested by, any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  Employee does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures; and

(2)

Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purposes of reporting or investigating a suspected violation of law or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

7.

Employee Proprietary Information Agreement. Employee agrees to execute, perform and abide by the terms and provisions of a separate agreement between the parties hereto dated on even date herewith and attached hereto as Exhibit B and made a part hereof (the “Employee Proprietary Information Agreement”) covering, among other things, non-disclosure and assignment of inventions.

8.

Non-Compete; Non-Solicitation.

(a)

In recognition of the importance to the Company of the preservation and protection of its intellectual property, name and goodwill and in consideration for employment and/or continued employment, access to or continued access to Confidential Information, training, compensation and benefits, as well as other good and valuable consideration provided by the Company to Employee, the receipt and sufficiency of which are hereby acknowledged by Employee, the parties agree that during Employee’s employment with the Company and for a period of six (6) months following the termination of Employee’s employment with the Company without Cause (the “Non-Compete”) Employee shall not, directly or indirectly, as a partner, joint venturer, member, lender, employer, employee, advisor, contractor, consultant, shareholder, principal or agent, engage in, control, advise with respect to, manage or furnish consulting or other services to, nor have any interest in, any business relating to the regulated cannabis industry within the state of Colorado and the area to the West of the Rocky Mountains, including businesses involved in the cultivation, production and retail sides of the cannabis business, and security, marketing, operational consulting and products, real estate and financing for the industry.  The Non-Compete shall not prohibit Employee from owning less than 5% of the outstanding stock of any publicly-traded corporation.

(b)

Employee acknowledges that the foregoing geographic restriction on competition is fair and reasonable, given the geographic scope of Company’s business operations and the nature of Employee’s position with the Company.  Employee also acknowledges that while employed by the Company, Employee will have access to information that would be valuable or useful to Company’s competitors, and therefore acknowledges that the foregoing restrictions on Employee’s future employment and business activities are fair and reasonable.  Employee acknowledges and is prepared for the possibility that Employee’s standard of living may be reduced during the noncompetition period, and assumes and accepts any risk associated with that possibility.

(c)

Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

(i)

Any contract for the purchase and sale of a business or the assets of a business;

(ii)

Any contract for the protection of trade secrets;

(iii)

Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two (2) years; and

(iv)

Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

(d)

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under § 8-2-113(2)(b), and is intended to protect the Confidential Information identified above; and that Employee is an executive and management employee or professional staff to executive or management personnel, within the meaning of § 8-2-113(2)(d).

(e)

Employee agrees that during Employee’s employment with the Company and for six (6) months after the termination of Employee’s employment with the Company, Employee shall not, without the Company’s written permission, directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the six (6) months preceding such hiring, unless such person was terminated by the Company without cause, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative or disparaging statements or communications about the Company or its Subsidiaries or affiliates), (iv) directly or indirectly acquire or attempt to acquire any business which the Company or its Subsidiaries identified as a potential acquisition target during or prior to Employee’s employment with the Company (an “Acquisition Target”), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any person or entity other than the Company or its Subsidiaries. For purposes of this Section 8(e), the term “employee” shall include consultants and independent contractors of the Company and its Subsidiaries.

(f)

Employee agrees that the covenants made in this Section 8 shall be construed as agreements independent of any other provision(s) of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Agreement.

9.

Trade Secrets; Remedies; Restrictions.

(a)

Employee further acknowledges and agrees with the Company that Employee’s service to the Company requires the use of information, including programs, methods, techniques, and processes, that the Company and its Subsidiaries have made reasonable efforts to keep confidential and that derives independent economic value, actual or potential, from not being generally known to the public or to other person who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”). Employee acknowledges and agrees that the Company would be irreparably damaged if Employee were to use or disclose such Trade Secrets to third parties, including any person or entity competing with the Company and its Subsidiaries or engaged in a material line of business similar to that engaged in by the Company or its Subsidiaries. Employee accordingly covenants and agrees with the Company that during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates, Employee shall not, directly or indirectly, either for himself or for any other person participate in any business, other than for the Company and its Subsidiaries, in which Employee would be required to employ, reveal or otherwise utilize or disclose Company Trade Secrets. Employee further acknowledges and agrees that Employee shall not use or disclose Company Trade Secrets during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates, for any purpose contrary to the Company’s and its Subsidiaries’ interests, including to engage in any competitive activities with the Company or its Subsidiaries, but rather will keep the Company’s Trade Secrets strictly confidential and not disclose them to any third parties.

(b)

In the event of the breach or a threatened breach by Employee of any of the provisions of Sections 6, 7, 8, or 9, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event Employee breaches or violates Sections 6, 7, 8, or 9, the periods of such restrictive covenants will be tolled until such breach or violation has been duly cured.

(c)

If, at the time of enforcement of Sections 6, 7, 8, or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum period, scope or geographic area held reasonable by the court shall be substituted for the stated period, scope or area. Employee acknowledges that the restrictions contained in Sections 6, 7, 8, or 9 are reasonable in all respects and necessary to protect the goodwill of the businesses of the Company and its Subsidiaries and that, without such protection, the Company’s and its Subsidiaries’ customer, distributor and supplier relations and competitive advantage would be adversely affected.

10.

Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any other employment agreement, noncompete agreement or, except in the ordinary course of business, confidentiality agreement with any other person or entity except as disclosed in writing to the Company prior to the date hereof, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he has consulted with independent legal counsel regarding his or her rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

11.

Survival. To the extent contemplated by this Agreement, the respective rights and obligations of the parties hereto shall survive and continue in full force in accordance with their terms notwithstanding the termination of Employee’s employment with the Company.

12.

Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, mailed by first class mail, return receipt requested, or by facsimile transmission or electronic mail in .pdf format, to the recipient at the address below indicated:

Notices to Employee:

Joe Hodas

3140 S. Xanthia

Denver, CO 80231

Email: hodiodi@gmail.com

Notices to Company:

General Cannabis Corp.

6565 East Evans Avenue

Denver, CO 80224
Attention: Chief Executive Officer
Email: legal@generalcann.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notices required or permitted hereunder shall be deemed given upon personal delivery to the appropriate address, or three (3) days after the date of mailing if sent by certified or registered mail, or one (1) day after the date of mailing if sent by overnight delivery service, or the day of transmission of such notice by facsimile or email if sent during normal business hours of the recipient, and if sent after normal business hours of the recipient then on the next business day.  Each party may change its address, facsimile number or email address for receipt of notice by giving notice of the change to the other party.

13.

Modification; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the provision shall be modified to the minimum extent necessary to be valid, legal and enforceable.  If it cannot be so modified, the provision shall be severed, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The invalidity, illegality or unenforceability of any provision shall not affect any other provision of this Agreement or any action in any other jurisdiction.

14.

Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  If there is a conflict between the provisions of this Agreement and the provisions of the documents expressly referred to herein, this language of this Agreement shall control.

15.

No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

16.

Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or by electronic mail in .pdf format), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

17.

Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Agreement). This Agreement will inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, but otherwise will not otherwise be assignable, transferable or delegable by Employee. Except as expressly provided in the immediately preceding sentence, Employee shall not, without the prior written consent of the Company, assign, transfer or delegate this Agreement or any of Employee’s rights or obligations hereunder.

18.

Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, notwithstanding any state’s choice-of-law rules to the contrary.

19.

Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Denver, Colorado before three (3) arbitrator(s). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, in which case each party consents to the jurisdiction and venue of the state and federal courts located in Denver, Colorado. The reasonable attorney’s fees and costs of the party ultimately prevailing in such dispute shall be borne by the other party.

20.

Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of both the Company (as approved by the Board) and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate Employee’s employment with the Company for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

21.

Deductions/Withholdings on Behalf of Employee. The Company and its respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Employee any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Employee’s compensation or other payments from the Company or any of its Subsidiaries or Employee’s ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

22.

Corporate Opportunity. During Employee’s employment with the Company, Employee shall submit to the Board all business, commercial and investment opportunities or offers presented to Employee or of which Employee becomes aware which relate to the business of the Company Business at any time during Employee’s employment with the Company (“Corporate Opportunities”). If the Company elects not to pursue a submitted Corporate Opportunity, Employee shall have the right to accept or pursue such Corporate Opportunity.

23.

Employee’s Cooperation. During Employee’s employment with the Company, Employee shall, subject to the Company reimbursing Employee for out-of-pocket expenses, cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments).

24.

Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Employee and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, a termination of employment shall be deemed to have occurred at the time such termination constitutes a “separation from service” within the meaning of Code Section 409A for purposes of any provision of this Agreement providing for the payment of any amounts or benefits in connection with a termination of employment and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service.” Further, if, on the date of a “separation from service” (as defined in Code Section 409A), Employee is a “specified employee” (as defined in Code Section 409A), no amounts that would constitute deferred compensation payable hereunder that are subject to Code Section 409A shall be made until the earliest date on which payment is permissible under 409A(a)(2)(B)(i) (the six (6)-month delay rule for specified employees). This provision shall not apply to any Severance Compensation payments made pursuant to Section 5(b) of this Agreement. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year  in which such expenses were incurred by Employee, (B) any right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GENERAL CANNABIS CORP.

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

/s/ Joe Hodas
JOE HODAS

[Signature Page to Employment Agreement of Joe Hodas]

EXHIBIT A

GENERAL RELEASE

THIS GENERAL RELEASE (“Release”) is entered into as of __________, by Joe Hodas, an individual (“Employee”), for the benefit of General Cannabis Corp., a Colorado corporation (the “Company”), and the other Released Parties (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement (as defined below).

WHEREAS, Employee is a holder of equity of the Company and a former employee of the Company and its subsidiaries; and

WHEREAS, in consideration for the receipt of the Severance Compensation to be paid by the Company, as described further in Section 5(b) of the Employment Agreement, Employee hereby desires to release and forever discharge as of the date hereof the Released Parties to the extent provided below.

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, Employee, intending to be legally bound, agrees as follows:

1.

Employee agrees that, in consideration of and subject to the performance by the Company of its obligations under the Employment Agreement, dated as of February 21, 2018 the “Employment Agreement”), he does hereby release and forever discharge as of the date hereof the Company, its parent, subsidiaries and their respective affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, its parent and subsidiaries and their respective affiliates and the Company’s and parent’s direct or indirect owners (collectively, the “Released Parties”) as provided below.

2.

Employee understands that the Severance Compensation paid or granted to him under Section 5(b) of the Employment Agreement represents, in part, consideration for his signing of this Release and is not salary, wages or benefits to which he was already entitled. Employee understands and agrees that he will not receive the Severance Compensation specified in Section 5(b) of the Employment Agreement unless he executes this Release and does not revoke this Release within the time period permitted hereafter or breach this Release. The Severance Compensation will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

3.

Except as provided in paragraph 5 below and except for the provisions of the Employment Agreement which expressly survive the termination of Employee’s employment with the Company, Employee knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company, its parent and subsidiaries and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company, its parent and subsidiaries or any of the Released Parties which Employee, his spouse, or any of his heirs, executors, administrators or assigns, may have, which arise out of or are connected with his employment with, or his separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that, notwithstanding anything to the contrary contained herein, his Claims and this Release shall not cover and shall specifically exclude Employee’s rights and claims, directly or indirectly, arising from or under or related to (A) any obligation of the Company to provide benefits or payments under Section 5(a) of the Employment Agreement, (B) any rights Employee may have to vested benefits under any employee benefit plan or program, including vested equity, 401(k) contributions and health insurance claims, (C) any rights of indemnification or contribution, whether pursuant to the Released Parties’ certificate of incorporation, bylaws, limited liability company agreement, contract, applicable law or otherwise, and/or (D) any claims that cannot be released as a matter of law.

4.

Employee represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3 above.

5.

Employee specifically releases all claims against the Released Parties under the Age Discrimination in Employment Act (“ADEA”) relating to Employee’s employment and its termination.

6.

In signing this Release, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Employee expressly consents that this Release shall be given full force and effect according to all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Release and that without such waiver the Company would not have agreed to the terms of the Employment Agreement. Employee further agrees that in the event that Employee should bring a Claim seeking damages against a Released Party, or in the event Employee should seek to recover against any Released Party in any Claim brought by a governmental agency on his behalf, this Release shall serve as a complete defense to such Claims. Employee further agrees that he is not aware of any pending charge or complaint of the type described in paragraph 3 as of the execution of this Release.

7.

Employee agrees that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the Company or any Released Party of any improper or unlawful conduct.

8.

Employee agrees that he will forfeit the Severance Compensation under the Employment Agreement if Employee challenges the validity of this Release except as otherwise permitted any law. Employee also agrees that if he violates this Release by suing the Company, its parent or subsidiaries or the Released Parties, except as expressly permitted by law, Employee must return the Severance Compensation received by him pursuant to the Employment Agreement. In the event of such a lawsuit, the prevailing party shall be entitled to recover from the losing party the costs and expenses of the lawsuit, including reasonable attorneys’ fees.

9.

Employee agrees that this Release is confidential and agrees not to disclose any information regarding the terms of this Release, except to Employee’s immediate family and to any tax, legal or other counsel that Employee has consulted regarding the meaning or effect hereof or as required by law, and Employee will instruct each of the foregoing not to disclose the same to anyone.

10.

Employee represents that Employee has not filed or caused to be filed against any of the Released Parties, individually or collectively, any lawsuit, complaint, charge, proceeding, or the like, before any local, state, or federal agency, court, or other body (each, a “Proceeding”), and Employee covenants and agrees that Employee will not do so at any time hereafter with respect to the subject matter of this Release and claims released pursuant to this Release (including, without limitation, any claims relating to the termination of Employee’s employment), except as may be necessary to enforce this Release or Employee’s rights to the Severance Compensation under the Employment Agreement, to seek a determination of the validity of the waiver of Employee’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency as permitted by law.  Except as otherwise provided in the preceding sentence, (i) Employee will not initiate or cause to be initiated on his behalf any Proceeding, and will not participate (except as required or expressly permitted to do so by law) in any Proceeding of any nature or description against any of the Released Parties individually or collectively that in any way involves the allegations and facts that Employee could have raised against any of the Released Parties individually or collectively as of the date hereof, and (ii) Employee waives any right he may have to benefit in any manner from any relief (monetary or otherwise) arising out of any Proceeding.

11.

Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE, EMPLOYEE REPRESENTS AND AGREES (EXCEPT AS SET FORTH BELOW) THAT:

EMPLOYEE HAS READ THIS RELEASE CAREFULLY;

EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THE RELEASE AND KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

EMPLOYEE VOLUNTARILY CONSENTS TO EVERYTHING IN THIS RELEASE;

EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE AND EMPLOYEE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION EMPLOYEE HAS CHOSEN NOT TO DO SO OF EMPLOYEE’S OWN VOLITION;

EMPLOYEE HAS HAD AT LEAST 21 DAYS FROM THE DATE OF HIS RECEIPT OF THIS RELEASE;

EMPLOYEE UNDERSTANDS THAT HE HAS SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH REVOCATION PERIOD HAS EXPIRED;

EMPLOYEE HAS SIGNED THIS RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

EMPLOYEE AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

This Release shall not become effective until the eighth (8th) day following Employee’s execution of it.

[Signature Pages Follow]

DATE:
JOE HODAS

[Signature Page to General Release]

EXHIBIT B

EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

As a condition of my becoming employed by General Cannabis Corp., a Colorado corporation (the “Company”), and in consideration of my employment relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

1.

Employment Relationship.  I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in an employment relationship with, or in the duration of my employment relationship with, the Company under any existing agreements between the Company and me, including but not limited to the employment agreement entered into by and between the Company and me, dated as of the date hereof (the “Employment Agreement”), or under applicable law.  Any employment relationship between the Company and me shall be referred to herein as the “Relationship.”

2.

Inventions.

(a)

Inventions Retained and Licensed.  I have attached hereto, as Exhibit I, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions.  If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b)

Assignment of Inventions.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by the Company (collectively referred to as “Inventions”).

(c)

Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company.  The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format.  The records will be available to and remain the sole property of the Company at all times.  I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business.  I agree to return all such records (including any copies thereof) to the Company at the time of termination of my Relationship with the Company as provided for in Section 3.

(d)

Patent and Copyright Rights.  I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company, or its designee’s, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company or its designee and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world.  If the Company or its designee is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works, or other registrations covering Inventions or original works of authorship assigned to the Company or its designee as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by me.  I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company or such designee.

3.

Company Property; Returning Company Documents.  I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.  I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items, developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit II, however, my failure to sign and deliver the Termination Certificate shall in no way diminish my continuing obligations under this Agreement.

4.

Representations and Covenants.

(a)

Facilitation of Agreement.  I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company’s written request to do so.

(b)

Conflicts.  I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company.

(c)

Voluntary Execution.  I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

5.

General Provisions.

(a)

Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflict of laws.

(b)

Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.

(c)

Severability.  If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

(d)

Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns.

(e)

Survival.  The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(f)

Remedies.  I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other right and remedies that the Company may have for a breach of this Agreement.

(g)

Counterparts; Electronic Signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

(h)

ADVICE OF COUNSEL.  I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Employee Proprietary Information Agreement on the respective dates set forth below:

GENERAL CANNABIS CORP.

By:
Name:
Title:

JOE HODAS

[Signature Page to Employee Proprietary Information Agreement]

EXHIBIT I

PRIOR INVENTIONS

None.

EXHIBIT II

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to General Cannabis Corp., a Colorado corporation (the “Company”).

I further certify that I have complied with all the terms of the Company’s Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for six (6) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away, hire, or otherwise engage the services of employees or consultants of the Company, either for myself or for any other person or entity.  Further, I shall not at any time use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date:
(Employee’s Signature)

[Signature Page to Termination Certification]